EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 2 to registration statement on Form S-8 (File No. 333-28483) of our report dated February 20, 1998, incorporated by reference in the Payless ShoeSource, Inc. Form 10-K for the year ended January 31, 1998, and to all references to our firm included in this registration statement.


/s/ARTHUR ANDERSEN LLP
   ARTHUR ANDERSEN LLP

St. Louis, Missouri
June 2, 1998